UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
____________________
FORM 8-K
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Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 12, 2021
_______________________
(Exact name of registrant as specified in its charter)
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California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive	Chico,	California	95973
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (530) 898-0300
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TCBK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Chief Executive Officer
On April 12, 2021, TriCo Bancshares (the “Company”) and its subsidiary, Tri Counties Bank (the “Bank’) entered into an Employment Agreement (the “Employment Agreement”) with Richard P. Smith, who is the President and Chief Executive Officer of the Company and the Bank. The Employment Agreement amends and restates Mr. Smith’s previous Amended Employment Agreement dated as of March 28, 2013. The Employment Agreement has a term of one year and will automatically renew each year unless either party elects to terminate it prior to its renewal.
The Employment Agreement provides that Mr. Smith will receive an annual base salary of $825,000, subject to annual review. He will participate in an annual incentive compensation program to be established by the Company’s board of directors, the Company’s equity incentive plans and such other benefit programs of the Company and the Bank available to executive employees generally, and will receive an automobile allowance of $1,000 per month and reimbursement of a golf club membership.
If Mr. Smith’s employment is terminated without “Cause” or if Mr. Smith terminates his employment for “Good Reason” (in each case, as defined in the Employment Agreement), then he will be entitled to receive payments equal to two times his annual base salary; if not previously paid, his annual bonus for the previous year; and a prorated portion of his target bonus for the year in which his termination occurs, based on the number of months elapsed prior to his termination. If Mr. Smith’s employment is terminated for Cause or for his death or disability, he will not be entitled to any severance compensation.
If Mr. Smith’s employment is terminated without Cause or if Mr. Smith terminates his employment for Good Reason six months before or 24 months after a “Change of Control” (as defined in the Employment Agreement), he will be entitled to receive the following severance compensation (in lieu of other severance benefits that could be provided under the Employment Agreement): (1) three times his annual base salary, (2) two and half times his target bonus for the year prior to his termination, (3) a prorated portion of his target bonus for the year in which his termination occurs, based on the number of months elapsed prior to his termination, and (4) reimbursement of up to 18 months of COBRA premiums.
If, as a result of a Change in Control, Mr. Smith becomes entitled to any payments which are determined to be subject to Internal Revenue Code Section 280G, then his benefits will be equal to the greater of (1) his benefit under the Agreement reduced to the maximum amount payable such that when it is aggregated with payments and benefits under all other plans and arrangements it will not result in an “excess parachute payment” under Internal Revenue Code Section 280G, or (2) his benefit under the Agreement after taking into account the amount of the excise tax imposed under Internal Revenue Code Section 280G due to the benefit payment.
Receipt of the severance benefits are conditioned on Mr. Smith releasing the Company and its affiliates from all legal claims. In addition, Mr. Smith agrees to protect the Company’s trade secrets and confidential information and, for a period of 12 months following his termination, that he will not induce employees to leave the Company’s employment or use confidential information to solicit the Company’s customers.
In addition, any incentive compensation paid to Mr. Smith is subject to potential clawblack as required by any applicable law, government regulation, stock exchange listing requirement or the Company’s policies adopted pursuant to such laws or requirements.
The foregoing description of the Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Change of Control Agreements with Executive Officers
On April 12 2021, the Company and the Bank entered into Change of Control Agreements with the following executive officers (each, an “Executive”): Daniel Bailey, Executive Vice President and Chief Banking Officer; Craig B. Carney, Executive Vice President and Chief Credit Officer; John S. Fleshood, Executive Vice President and Chief Operating Officer; Gregory A. Gehlmann, Senior Vice President and General Counsel; Judi Giem, Senior Vice President and Chief Human Resources Officer; and Peter G. Wiese, Executive Vice President and Chief Financial Officer. The Change of Control Agreements, which are substantially similar to each other, amend and restate the Executives’ previous Change of Control Agreements.
Under the Change of Control Agreements, if within six months before or two years following a “Change of Control,” the Executive’s employment is terminated without “Cause” or if the Executive quits for “Good Reason,” (as such terms are defined in the Change of Control Agreements), the Executive would be entitled to receive the following severance compensation: (1) two times the sum of (a) the Executive’s annual base salary as then in effect and (b) the Executive’s target bonus compensation for the year preceding the Executive’s termination, (2) a prorated portion of the Executive’s annual target bonus for the fiscal year in which the Executive’s employment is terminated, based on the number of months of service completed for the year which the Executive’s employment terminates, and (3) reimbursement of up to 18 months of COBRA premiums. Receipt of the severance benefits are conditioned on the

Executive releasing the Company and its affiliates from all legal claims. In addition, the Executive agrees to protect and not disclose the Company’s trade secrets.
If, as a result of a Change of Control, the Executive becomes entitled to any payments which are determined to be subject to Internal Revenue Code Section 280G, then the Executive’s benefits will be equal to the greater of (1) the benefit under the Change of Control Agreement reduced to the maximum amount payable such that when it is aggregated with payments and benefits under all other plans and arrangements it will not result in an “excess parachute payment” under Internal Revenue Code Section 280G, or (2) the benefit under the Change of Control Agreement after taking into account the amount of the excise tax imposed under Internal Revenue Code Section 280G due to the benefit payment.
The foregoing description of the Change of Control Agreements is not intended to be complete and is qualified in its entirety by reference to the form of Change of Control Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1 Employment Agreement by and among Richard P. Smith, TriCo Bancshares and Tri Counties Bank dated as of April 12, 2021

10.2 Form of Change of Control Agreement
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: April 14, 2021	/s/ Peter G. Wiese
Peter G. Wiese, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)